Exhibit 4.21

               AMENDMENT NO. 1
                     TO
  REVOLVING CREDIT, GUARANTY AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 1 ("Amendment") is entered into as of October 23, 1995, among NEWPORT STEEL CORPORATION, a corporation organized under the laws of the State of Kentucky ("Newport"), KOPPEL STEEL CORPORATION, a corporation organized under the laws of the State of Pennsylvania ("Koppel"), and IMPERIAL ADHESIVES, INC. a corporation organized under the laws of the State of Ohio ("Imperial") (each of Newport, Koppel and Imperial a "Borrower" and, jointly and severally, the "Borrowers"), NS GROUP, INC., a corporation organized under the laws of the State of Kentucky ("Holdings"), ERLANGER TUBULAR CORPORATION, a corporation organized under the laws of the State of Oklahoma ("Erlanger"), NORTHERN KENTUCKY AIR, INC., a corporation organized under the laws of Kentucky ("Air"), NORTHERN KENTUCKY MANAGEMENT, INC., a corporation organized under the laws of Kentucky ("Management") (each of Holdings, Erlanger, Air, and Management, a "Guarantor" and, jointly and severally, the "Guarantors"), the undersigned financial institutions and any financial institution that hereafter becomes a lender hereunder (collectively, the "Lenders" and individually a "Lender"), THE BANK OF NEW YORK COMMERCIAL CORPORATION ("BNYCC"), a corporation organized under the laws of the State of New York, PNC BANK, OHIO, NATIONAL ASSOCIATION ("PNC"), BNYCC, and PNC as co-agents for Lenders (BNYCC and PNC in such capacity, the "Co-Agents") and BNYCC as administrative and collateral monitoring agent for the Lenders (BNYCC, in such capacity, the "ACM Agent").

                            BACKGROUND

     Borrowers, Guarantors and Lenders are parties to a Revolving Credit, Guaranty and Security Agreement dated as of July 28, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provided Borrowers with certain financial accommodations.

     Borrowers have requested that Lenders increase the letter of credit facility from $6,000,000 to $14,500,000 until May 31, 1996 and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.   All capitalized terms not otherwise
defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in
Section 3 below, the second and third sentences of Section
2.8 of the Loan Agreement are hereby amended in their entirety to provide as follows:

          "The maximum amount of outstanding Letters of Credit shall not exceed (1)$14,500,000 until May 31, 1996 and thereafter $6,000,000 for the benefit of Newport or (2) $2,000,000 for the benefit of Koppel in the aggregate at any time. The maximum amount of all outstanding Letters of Credit shall not exceed $14,500,000 in the aggregrate at any time on or prior to May 31, 1996 and thereafter shall not exceed $6,000,000 in the aggregate at any time."

     3.   Conditions of Effectiveness.   This Amendment
shall become effective as of October 23, 1995, when and only when Agent shall have received five (5) copies of this Amendment executed by Borrowers and Guarantors and such other certificates, instruments, documents, agreements and opinions of counsel as may be required by ACM Agent or its counsel, each of which shall be in form and substance satisfactory to ACM Agent and its counsel.

     4.   Representations and Warranties.  Borrowers and
Guarantors hereby represent and warrant as follows:

     (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and Guarantors and are enforceable against Borrowers and Guarantors in accordance with their respective terms.

     (b) Upon the effectiveness of this Amendment, Borrowers and Guarantors hereby reaffirm all covenants, representations and warranties made in the Loan Agreement and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

     (d) Neither any Borrower nor any Guarantor has any defense, counterclaim or offset with respect to the Loan
Agreement.

     5.   Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement,"
"hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     IN WITNESS WHEREOF, this Amendment No.1 has been duly executed as of the day and year first written above.

    NEWPORT STEEL CORPORATION
    KOPPEL STEEL CORPORATION
    IMPERIAL ADHESIVES, INC.
    NS GROUP, INC.
    ERLANGER TUBULAR CORPORATION
    NORTHERN KENTUCKY AIR, INC.
    NORTHERN KENTUCKY MANAGEMENT, INC.

    By: /s/ John R. Parker

    John R. Parker
    Title: Treasurer of each of the foregoing Corporations

    THE BANK OF NEW YORK COMMERCIAL
    CORPORATION, as Lender, as Co-Agent
    and as ACM Agent

    By: /s/ Daniel J. Murray

    Name: Daniel J. Murray
    Title: Vice President

    PNC BANK, OHIO, NATIONAL
    ASSOCIATION, as Lender and as Co-Agent

    By: /s/ David Melin

    Name: David Melin
    Title: Assistant Vice President

                   AMENDMENT NO. 2
                         TO
    REVOLVING CREDIT, GUARANTY AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 2 ("Amendment") is entered into as of December 21, 1995, among NEWPORT STEEL CORPORATION, a corporation organized under the laws of the State of Kentucky ("Newport"), KOPPEL STEEL CORPORATION, a corporation organized under the laws of the State of Pennsylvania ("Koppel"), and IMPERIAL ADHESIVES, INC., a corporation organized under the laws of the State of Ohio ("Imperial") (each of Newport, Koppel and Imperial a "Borrower" and, jointly and severally, the "Borrowers"), NS GROUP, INC., a corporation organized under the laws of the State of Kentucky ("Holdings"), ERLANGER TUBULAR CORPORATION, a corporation organized under the laws of the State of Oklahoma ("Erlanger"), NORTHERN KENTUCKY AIR, INC., a corporation organized under the laws of Kentucky ("Air"), NORTHERN KENTUCKY MANAGEMENT, INC., a corporation organized under the laws of Kentucky ("Management") (each of Holdings, Erlanger, Air, and Management, a "Guarantor" and, jointly and severally, the "Guarantors"), the undersigned financial institutions and any financial institution that hereafter becomes a lender under the Loan Agreement (as hereinafter defined) (collectively, the "Lenders" and individually a "Lender"), THE BANK OF NEW YORK COMMERCIAL CORPORATION ("BNYCC"), a corporation organized under the laws of the State of New York, PNC BANK, OHIO, NATIONAL ASSOCIATION ("PNC"), BNYCC, and PNC as co-agents for Lenders (BNYCC and PNC in such capacity, the "Co-Agents") and BNYCC as administrative and collateral monitoring agent for the Lenders (BNYCC, in such capacity, the "ACM Agent").

                      BACKGROUND

     Borrowers, Guarantors and Lenders are parties to a Revolving Credit, Guaranty and Security Agreement dated as of July 28, 1995 (as the same has been amended by Amendment
No. 1 thereto and as the same may further be amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide
Borrowers with certain financial accommodations.

     Borrowers have requested that Lenders amend certain of the financial covenants in the Loan Agreement and Lenders are willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Definitions.   All capitalized terms not otherwise
defined herein shall have the meanings given to them in the Loan Agreement.


     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in
Section 4 below, the Loan Agreement is hereby amended as follows:

     2.1 Section 1.2 of the Loan Agreement is hereby amended as follows:

          (a) the following defined term is hereby amended in its entirety to provide as follows:

               "Net Worth" at a particular date, shall mean the aggregate amount of all assets of Holdings on a Consolidated Basis as may properly be classified as such in accordance with GAAP consistently applied less(i) the aggregate amount of all Indebtedness of Holdings on a Consolidated Basis and (ii) any unrealized gain or loss of Holdings on a Consolidated Basis resulting from the change in market value of any capital stock of Kentucky Electric
Steel, Inc., a Delaware corporation.

     2.2. Section 6.5 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "Net Worth. Cause to be maintained at the end of each fiscal quarter of Holdings, a Net Worth in an amount not less than $62,000,000."

     2.3. Section 6.7 of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "6.7 Interest Coverage.  Cause to be
maintained on or about the end of each fiscal quarter of Holdings an Interest Coverage Ratio equal to or greater than
(a) 1.25 to 1.0 on the last day of (i) the fiscal quarter ended on or about 12/31/95 computed for the fiscal quarters ended on or about 12/31/95, 6/30/95, 3/31/95 and 12/31/94,
(ii) the fiscal quarter ended on or about 3/31/96 computed for the fiscal quarters ended on or about 3/31/96, 12/31/95, 6/30/95 and 3/31/95 and (iii) the fiscal quarter ended on or about 6/30/96 computed for the fiscal quarters ended on or about 6/30/96, 3/31/96, 12/31/95 and 6/30/95, and (iv) the fiscal quarter ended on or about 9/30/96 computed for the fiscal quarters ended on or about 9/30/96, 6/30/96, 3/31/96 and 12/31/95 and (b) 1.5 to 1.0 on or about the last day of each fiscal quarter thereafter for the last four fiscal quarters then ended."

     3. Amendment Fee. Borrowers shall pay to ACM Agent for the ratable benefit of Lenders, a $10,000 amendment fee
("Amendment Fee") upon the execution of this Amendment.

     4.   Conditions of Effectiveness.   This Amendment
shall become effective as of December 21, 1995, when and only when ACM Agent shall have received (i) six (6) copies of this Amendment executed by Borrowers and Guarantors (ii) the Amendment Fee and (iii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by ACM Agent or its counsel, each of which shall be in form and substance satisfactory to ACM
Agent and its counsel.

     5.   Representations and Warranties.  Borrowers and
Guarantors hereby represent and warrant as follows:

     (a) This Amendment and the Loan Agreement, amended hereby, constitute legal, valid and binding obligations of Borrowers and Guarantors and are enforceable against Borrowers and Guarantors in accordance with their respective terms.

     (b) Upon the effectiveness of this Amendment, Borrowers and Guarantors hereby reaffirm all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

     (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

     (d) Neither any Borrower or any Guarantor has any defense, counterclaim or offset with respect to the Loan
Agreement.

     6.   Effect on the Loan Agreement.

          (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement,"
"hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

          (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

     (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of ACM Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

      NEWPORT STEEL CORPORATION
      KOPPEL STEEL CORPORATION
      IMPERIAL ADHESIVES, INC.
      NS GROUP, INC.
      ERLANGER TUBULAR CORPORATION
      NORTHERN KENTUCKY AIR, INC.
      ORTHERN KENTUCKY MANAGEMENT, INC.

      By: /s/ John R. Parker

      John R. Parker
      Title: Treasurer of each of the foregoing Corporations

      THE BANK OF NEW YORK COMMERCIAL CORPORATION, as
      Lender, as Co-Agent and as ACM Agent

      By: /s/ Daniel J. Murray

      Name: Daniel J. Murray
      Title: Vice President

      PNC BANK, OHIO, NATIONAL
      ASSOCIATION, as Lender and as Co-Agent

      By: /s/ David Melin

      Name: David Melin
      Title: Assistant Vice President